AMENDMENT NO. ONE
                                TO THE
     FAMILY DOLLAR EMPLOYEE SAVINGS AND RETIREMENT PLAN AND TRUST
               AS AMENDED AND RESTATED JANUARY 1, 1987


     THIS AMENDMENT, made and executed the 15th day of January, 1996, by Family Dollar Stores, Inc. and its related corporations as listed on the attached Exhibit A which have joined as participating employers under this Plan (collectively, the "Employer") and George R. Mahoney, Jr., C. Martin Sowers and John D. Reier (collectively, the "Trustee");

                          WITNESSETH;

     A. The Employer has entered into the Family Dollar Employee Savings and Retirement Plan (the "Plan") for the benefit of eligible employees and has reserved the right to amend the same from time to time.

     B. The Employer desires to amend the Plan in the manner hereinafter set forth, as a condition of the Internal Revenue Service favorable determination letter.

     THEREFORE, the Plan is amended as follows:

1. Section 4.4(a)(2)(iii) of the Plan shall be amended to read as follows:

                "(iii) In addition to or as an alternative to the foregoing, the Committee may in its discretion require that Participants who are Highly Compensated Employees be required to amend their Salary Deferral Contributions percentage elections and/or to receive as a cash distribution under Code Section 401(k)(8) Excess Deferrals already contributed to the Plan with respect to the Plan Year, plus any Income attributable thereto (computed in accordance with the Trustee's usual procedures for allocating Income to Participant's accounts); provided that the foregoing alternative of cash election shall not be available for Plan Years beginning prior to January 1, 1987. If any Salary Deferral Contributions are distributed pursuant to this Section, any Matching Contributions allocated to the Participant's Employer Contribution Account by reference to those Salary Deferral Contributions also must be distributed (if such Matching Contributions are vested) as required to comply with Section 401(a) of the Commissioner's regulations. In all events, the Committee's determination as to which Participants will be affected under this subparagraph (iii) shall be determined by reducing the deferrals of Participants who are Highly Compensated Employees in order of their Actual Deferral Percentages, beginning with the highest such percentage during that Plan Year; provided, that Excess Deferrals attributable to Family Members who are subject to the family member aggregation rules of Section 1.401(k)-1(g)(1)(ii)(C) of the Commissioner's regulations shall be allocated among the Family Members in proportion to the Salary Deferral Contributions (and amounts treated as Salary Deferral Contributions) of each Family Member that are combined to determine the Actual Deferral Percentages. Any cash distributions under the foregoing sentence shall be treated as if they had never been deferred to the Plan under Section 4.3."


     2. Section 4.4(b)(2) of the Plan shall be amended to read as follows:

          "(2) In the event that neither test in Subsection (4) is met as of the last day of any Plan Year:

               (i) The Committee shall request that the Employer make an additional Matching Contribution to the Plan, which contribution shall be allocated among Employer Contribution Accounts as an additional Matching Contribution allocated based upon some stated amount of Salary Deferral Contributions either among all Participants or just among those Participants who are Non-Highly Compensated Employees. Any amount contributed pursuant to this subparagraph (i) shall be a new Matching Contribution, and no amount previously contributed to the Plan as a Salary Deferral Contribution or as a qualified non-elective contribution as described in Secion 1.401(m)-1(b)(5) of the Commissioner's regulations may be redesignated as a Matching Contribution under this subparagraph.

               (ii) In addition to or as an alternative to the foregoing, the Committee may, in its discretion, require that Participants who are Highly Compensated Employees be required to receive as a cash distribution under Code Section 401(m)(6) any Excess Contributions of vested Matching Contributions already contributed to the Plan with respect to the Plan Year, plus any Income attributable thereto (computed in accordance with the Trustee's usual procedures for allocating Income to Participant's accounts). In all events, the Committee's determination as to which Participants will be affected shall be determined under this subparagraph (ii) by reducing the Matching Contributions by or on behalf of Participants who are Highly Compensated Employees in order of their Actual Contribution Percentages, beginning with the highest such percentage during that Plan Year; provided, that Excess Contributions attributable to Family Members who are subject to the family member aggregation rules of Section 1.401(m)-1(f)(1)(ii)(C) of the Commissioner's regulations shall be allocated among the Family Members in proportion to the Matching Contributions (and amounts treated as Matching Contributions) of each Family Member that are combined to determine the Actual Contribution Percentages. Any cash distributions under the foregoing sentence shall be treated as if they had never been contributed to the Plan under Section 4.1.

               (iii) In addition to or as an alternative to the foregoing, the Committee may require that non-vested Matching Contributions be forfeited to correct Excess Contributions."

     3. The foregoing Amendments shall be effective as of the Plan's Effective Date, which is January 1, 1987.

     IN WITNESS WHEREOF, the Employer has caused the Amendment to be properly executed on the 15th day of January, 1996.


                              FAMILY DOLLAR STORES, INC., and all
                              other Employers listed on the
                              attached Exhibit A ("Employer")

(Corporate Seal)

                                      JOHN D. REIER
                              By:     JOHN D. REIER
                              Title:  President

Attest:
        JANICE B. BURRIS
By:     JANICE B. BURRIS
Title:  Assistant Secretary



                              GEORGE R. MAHONEY, JR.  (SEAL)
                              GEORGE R. MAHONEY, JR., Trustee


                              C. MARTIN SOWERS        (SEAL)
                              C. MARTIN SOWERS, Trustee


                              JOHN D. REIER           (SEAL)
                              JOHN D. REIER, Trustee